Exhibit 10.1

FIRST AMENDMENT

THIS FIRST AMENDMENT TO THE CONVERTIBLE SUBORDINATED PROMISSORY NOTES (the “Amendment”), dated as of August 3, 2016, is entered into by LILIS ENERGY, INC., a Nevada corporation (the “Borrower”) and the holders listed on the signature pages hereto (each a “Lender” and collectively, the “Lenders”).

RECITALS

WHEREAS, as of the date of this Amendment, there is approximately $1.83 million in outstanding aggregate principal amount of the Borrower’s 12% Convertible Notes (the “Notes”), which are convertible into shares of common stock of the Borrower, par value $0.0001, according to the terms of the Notes;

WHEREAS, the Borrower and the Lenders are parties to certain of those Notes and currently hold Notes with aggregate outstanding principal amounts as set forth opposite each Holder’s name on Schedule A attached hereto.

WHEREAS, the Borrower and each of the Lenders desire to amend each of the Notes they hold.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1.           Amendment to the Notes: It is hereby agreed and understood that each of the Notes shall be amended as follows:

1.1 The last clause of the first paragraph of each of the Notes is hereby amended and restated in its entirety to read as follows:

“…with interest accruing from the date hereof at a rate per annum of fifteen percent (15.0%), payable on January 2, 2017 (the “Maturity Date”).

1.2 Paragraph 1.2 of each of the Notes is hereby amended and restated in its entirety to read:

Interest Rate. Interest payable on this Note shall accrue at the annual rate of fifteen percent (15.0%) (the “Applicable Rate”), subject to Section 3.

1.3 A new Section 1.6 is hereby added to the end of Section 1 of each of the Notes to read as follows:

1.6 Payment at Maturity. In the event the principal amount outstanding under the Notes is not either (i) repaid in full or (ii) converted in full, on or before the Maturity Date, the principal amount outstanding thereunder shall be repaid at a premium of twenty five percent (25%).

1.4 Paragraph 2.1(b) of each of the Notes is hereby amended and restated in its entirety to read as follows:

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per Share shall be equal to $1.10.

1.5 A new Section 2.5 and 2.6 are hereby added to the end of Section 2 of each of the Notes to read as follows:

2.5. Interest Conversion Option. In the event the Holder converts any outstanding and unpaid principal portion of this Note pursuant to this Section 2, the Holder may elect to receive any outstanding and unpaid interest due in either (i) cash, subject to Section 3 or (ii) Shares at the Conversion Price. All procedures relating to the conversion of the outstanding and unpaid interest to be converted shall be in accordance with the terms of this Section 2.

2           Additional Representations and Warranties. This Amendment and the Notes, constitute the legal, valid and binding obligations of the parties hereto and are enforceable against each of the parties hereto in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3           Effect on the Notes. Except as amended hereby, each of the Notes are not modified or amended, and all terms and conditions of the Notes shall remain in full force and effect and are hereby ratified and confirmed.

4           Governing Law. This Amendment shall be governed, construed and enforced in accordance with the Laws of the State of New York without giving effect to the principles of conflicts of law thereof.

5           Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

BORROWER:

LILIS ENERGY, INC.

By:	/s/ Abraham Mirman
	Name:	Abraham Mirman
	Title:	Chief Executive Officer

HOLDERS:

Pacific Capital Management, LLC

/s/ Jonathan Glaser
	Name:	Jonathan Glaser
	Title:	Managing Member

Marc Ezralow TTEE of the Marc Ezralow 1997 Trust UTD 11/26/97

/s/ Bryan Ezralow
	Name:	Bryan Ezralow
	Title:	Authorized Agent

Bryan Ezralow TTEE of the Bryan Ezralow 1994 Trust DTD 12-22-94

/s/ Bryan Ezralow
	Name:	Bryan Ezralow
	Title:	Authorized Agent

Marc Ezralow as Trustee of the SPA Trust U/T/D 09/13/2004

/s/ Bryan Ezralow
	Name:	Bryan Ezralow
	Title:	Authorized Agent

Marc Ezralow Irrevocable Trust UAD 06/01/04

[Signature Page to Amendment to Purchase Agreement]

/s/ Bryan Ezralow
Name:	Bryan Ezralow
Title:	Trustee

Elevado Investment Company, LLC.

/s/ Bryan Ezralow
Name:	Bryan Ezralow
Title:	Manager

EMSE, LLC.
A Delaware Limited Liability Company

/s/ Marc Ezralow
Name:	Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust
Title:	Manager and Member

EZ Colony Partners, LLC, a Delaware Limited Liability Company

/s/ Marc Ezralow
Name:	Marc Ezralow as Trustee of the Marc Ezralow 1997 Trust
Title:	Manager and Member

Ezralow Marital Trust U/T/D 01/12/2002

/s/ Bryan Ezralow
Name:	Bryan Ezralow
Title:	Manager

Ezralow Family Trust U/T/D 12/09/1980

/s/ Bryan Ezralow
Name:	Bryan Ezralow
Title:	Manager

T.R. Winston & Company LLC

/s/ G. Tyler Runnels
Name:	G. Tyler Runnels
Title:	CEO & Chairman

W. Robert Ramsdell & Marjorie F. Ramsdell TTEE Ramsdell Family Trust DTD 7/7/94

/s/ W. Robert Ramsdell
Name:	W. Robert Ramsdell
Title:	Trustee